                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              PRIME SERVICE, INC.
                                       TO
                              PS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                         ATLAS COPCO NORTH AMERICA INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON MONDAY, JULY 7, 1997, UNLESS THE OFFER IS EXTENDED.

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01, per share, of Prime Service, Inc., a Delaware corporation (the "Company"), (collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated June 9, 1997 (the "Offer to
Purchase").

                                     THE DEPOSITARY FOR THE OFFER IS:
                                           THE BANK OF NEW YORK

             BY MAIL:                    FACSIMILE TRANSMISSION:          BY HAND OR OVERNIGHT COURIER:
   Tender & Exchange Department               (for Eligible                Tender & Exchange Department
          P.O. Box 11248                    Institutions Only)                  101 Barclay Street
      Church Street Station                   (212) 815-6213                Receive and Deliver Window
  New York, New York 10286-1248                                              New York, New York 10286
                                       FOR CONFIRMATION TELEPHONE:
                                              (800) 507-9357

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to PS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Atlas Copco North America Inc., a Delaware Corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:                     SIGN HERE
Certificate No(s) (if available):              Name(s) of Record Holder(s):

                                               (Please Print)

If securities will be tendered by              Address(es):
book-entry transfer:                           (Zip Code)
Name of Tendering Institution:

                                               Area Code and Telephone No(s):

Account No.:  at                               Signature(s):
/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company

Dated:  , 1997

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm:                                  Title:

                                               Name:
(Authorized Signature)                         (Please Print or Type)

Address:                                       Area Code and Telephone No.:

                                               Dated:
(Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL